Exhibit 10.12

NIMBLEGEN SYSTEMS INC.

2000 STOCK OPTION AND RESTRICTED STOCK PLAN

(Amended and Restated as of September 25, 2001)

1. Objectives. The 2000 Stock Option and Restricted Stock Plan is designed to attract and retain certain selected officers, key employees, non-employee directors and consultants whose skills and talents are important to the operations of the Company and its Subsidiaries, and reward them for making major contributions to the success of the Company and its Subsidiaries. These objectives are accomplished by making awards under the Plan, thereby providing Participants with a proprietary interest in the growth and performance of the Company and its Subsidiaries.

2. Definitions.

(a) “Administrator” shall mean the committee appointed by the Board to administer the Plan, or if no such committee is appointed, the Board.

(b) “Award” shall mean the grant of a Stock Option or shares of Restricted Stock to a Participant pursuant to such terms, conditions, performance requirements, and limitations as the Administrator may establish in order to fulfill the objectives of the Plan.

(c) “Award Agreement” shall mean one or more agreements between the Company and a Participant that sets forth the terms, conditions, performance requirements, and limitations applicable to an Award.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Change in Control” shall mean the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company’s then outstanding voting securities, provided, however, no change of control shall be deemed to occur as a result of an acquisition of voting securities of the Company by any other corporation or entity where immediately following such acquisition, more than 50% of the total voting power represented by such entity’s then outstanding voting securities is owned by the individuals and entities owning the Company’s outstanding voting securities, in substantially the same proportions, immediately prior to such acquisition;

(ii) a merger or consolidation of the Company with another corporation in which the Company is not the survivor, provided, however, no change of control shall be deemed to occur if immediately following such merger or consolidation, more than 50% of the total voting power represented by such other corporation’s then outstanding voting securities is owned by the individuals and entities owning the Company’s outstanding voting securities, in substantially the same proportions, immediately prior to such merger or consolidation; or

(iii) the sale or disposition by the Company of all or substantially all the Company’s assets, provided, however, no change of control will be deemed to occur if such sale or disposition is to another entity where, immediately following such transaction, more than 50% of the total voting power represented by such entity’s then outstanding voting securities is owned by the individuals and entities owning the Company’s outstanding voting securities, in substantially the same proportions, immediately prior to such transaction.

Following an event described in any of the provisos to clauses (i), (ii), or (iii), above, the acquiring, successor, or transferee entity, as the case may be, will thereafter be treated as the Company for purposes of this definition.

(f) “Common Stock” shall mean the authorized and issued or unissued $.001 par value Common Stock of the Company.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(h) “Company” shall mean NimbleGen Systems Inc.

(i) “Disability” shall have the meaning assigned to that term in the Company’s long-term disability plan, or if the Company does not have such a Plan, “Disability” shall have the meaning assigned to the term “total and permanent disability” in Section 22(e)(3) of the Code.

(j) “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or national market system, its Fair Market Value shall be the closing sales price for such stock (or the mean between the high bid and low asked prices, if no sales were reported) as quoted on such exchange or system for the date in question, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the date in question; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(k) “Participant” shall mean a current or prospective employee, non-employee director, consultant or other person who provides services to the Company and/or a Subsidiary to whom an Award has been made under the Plan.

(l) “Plan” shall mean the NimbleGen Systems Inc. 2000 Stock Option and Restricted Stock Plan.

(m) “Restricted Stock” shall mean an award of Common Stock for such consideration as the Administrator may specify and which may contain transferability or forfeiture provisions including a requirement of future services and such other restrictions and conditions as may be established with the Administrator and set forth in the Award Agreement.

(n) “Stock Option” shall mean a grant of a right to purchase a specified number of shares of Common Stock pursuant to the terms of the Plan. A Stock Option may be in the form of a nonqualified stock option or an incentive stock option (“ISO”). A nonqualified stock option is an option that does not meet the criteria of an ISO. An ISO, in addition to being subject to applicable terms, conditions and limitations of the Plan or established by the Administrator pursuant to the Plan, complies with Section 422 of the Code which, among other limitations, provides that the aggregate Fair Market Value (determined at the time the option is granted) of Common Stock for which ISOs are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000; that ISOs shall have an exercise price of not less than 100% of the Fair Market Value on the date of the grant (110% in the case of a Participant who is a 10% shareholder of the Company within the meaning of Section 422 of the Code); and that ISOs shall be exercisable for a period of not more than ten years (five years in the case of a Participant who is a 10% shareholder of the Company) after the date of grant.

(o) “Termination for Cause” shall mean termination of a Participant’s employment with the Company and/or its Subsidiaries in the event of (i) a Participant’s repeated failure to perform work reasonably assigned to him in a competent, diligent and satisfactory manner as determined by the Board in its reasonable judgment, (ii) a Participant’s commission of any material act of dishonesty or disloyalty involving the Company or any Subsidiary, (iii) a Participant’s chronic absence from work other than by reason of a serious health condition, (iv) a Participant’s commission of a crime which, in the reasonable judgment of the Board, is substantially related to the circumstances of the Participant’s position with the Company or any Subsidiary or which has a material adverse effect on the business of the Company or any Subsidiary, or (v) the willful engaging by a Participant in conduct which is demonstrably and materially injurious to the Company or any Subsidiary. For purposes of this Plan, no act, or failure to act, on Participant’s part will be deemed “willful” unless done or omitted to be done, by the Participant not in good faith.

(p) “Subsidiary” or “Subsidiaries” shall mean any subsidiary entity, or all subsidiary entities, as the case may be, of the Company, including any subsidiary corporation or corporations of the Company as defined in Section 424(f) of the Code.

3. Eligibility. Current and prospective employees, non-employee directors, consultants or other persons who provide services to the Company and/or a Subsidiary eligible for an Award under the Plan are those who hold, or will hold, positions of responsibility and whose performance, in the judgment of the Administrator or the management of the Company (if such responsibility is delegated pursuant to Section 6 hereof), can have a significant effect on the success of the Company and its Subsidiaries.

4. Common Stock Available for Awards. Subject to adjustment as provided in Section 13 hereof, the number of shares that may be issued under the Plan for Awards during the term of the Plan is 850,000 shares of Common Stock, all of which may be in the form of incentive stock options. Any shares subject to an Award which are used in settlement of tax withholding obligations shall be deemed not to have been issued for purposes of determining the maximum number of shares available for issuance under the Plan. Likewise, if any Stock Option is exercised by tendering shares, either actually or by attestation, to the Company as full or partial payment for such exercise under this Plan, only the number of shares issued net of the shares tendered shall be deemed issued for purposes of determining the maximum number of shares available for issuance under the Plan.

5. Administration. The Plan shall be administered by the Administrator, which shall have full and exclusive power to interpret the Plan, to determine which current and prospective employees, non-employee directors and consultants are Plan Participants, to grant waivers of Award restrictions, to determine the provisions of Award Agreements and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which powers shall be executed in the best interests of the Company and its Subsidiaries and in keeping with the objectives of the Plan.

6. Delegation of Authority. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Administrator may delegate to the chief executive officer and to other senior officers of the Company its duties under the Plan pursuant to such conditions or limitations as the Administrator may establish. Any such delegation may be revoked by the Administrator at any time.

7. Awards. The Administrator shall set forth in the related Award Agreement the terms, conditions, performance requirements, and limitations applicable to each Award including, but not limited to, continuous service with the Company and/or its Subsidiaries, conditions under which acceleration of vesting will occur and achievement of specific business objectives. The Administrator may in its sole discretion waive, in whole or in part, any restrictions or limitations under any Award Agreement except with respect to ISO’s for terms required under Section 422 of the Code.

8. Stock Option Exercise. The price at which shares of Common Stock may be purchased under a Stock Option shall be paid in full at the time of the exercise in cash or by any other means, including by means of tendering shares of Common Stock valued at Fair Market Value on the date of exercise, if permitted by the Administrator, or any combination thereof.

9. Tax Withholding. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of shares under the

Plan, an appropriate number of shares for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Company may defer making delivery with respect to Common Stock obtained pursuant to an Award hereunder until arrangements satisfactory to it have been made with respect to any such withholding obligation. If Common Stock is used to satisfy tax withholding, such stock shall be valued based on the Fair Market Value on the date the shares are withheld.

10. Amendment or Termination of the Plan. The Board may, at any time, amend or terminate the Plan; provided, however, that

(a) subject to Section 13 hereof, no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Administrator; and

(b) without further approval of the shareholders of the Company, no amendment shall increase the number of shares of Common Stock which may be delivered pursuant to Awards hereunder, except for increases resulting from Section 13 hereof.

11. Termination of Employment.

(a) If the employment of a Participant terminates, or service to the Company and its Subsidiaries by a non-employee Participant terminates, other than as described in paragraph 11(b), below, all Awards then held by the Participant to the extent then unvested (except as otherwise provided in the related Award Agreement) shall immediately terminate and all Awards to the extent vested but unexercised shall terminate three (3) months after such termination of employment or service and during such three-month period shall be exercisable, unless the Award Agreement provides otherwise. Notwithstanding the foregoing, if a Participant’s termination of employment with the Company and its Subsidiaries is a Termination for Cause, to the extent any Award is not effectively exercised or has not vested prior to such termination, it shall lapse or be forfeited to the Company immediately upon such termination. However, in all events, an Award will not be exercisable after the end of its term as set forth in the related Award Agreement.

(b) If the employment of a Participant terminates, or service to the Company and its Subsidiaries by any non-employee Participant terminates, due to death or following a Participant’s Disability, all Awards then held by the Participant to the extent then unvested (except as otherwise provided in the related Award Agreement) shall immediately terminate and all Awards to the extent vested but unexercised shall terminate one year after such termination of employment or service and during such one-year period shall exercisable, unless the Award Agreement provides otherwise. However, in all events, an Award will not be exercisable after the end of its term as set forth in the related Award Agreement.

12. Nonassignability. Except as provided below, Awards granted under the Plan shall not be assignable or transferable and, during the lifetime of the Participant, shall be exercisable only by the Participant. A Participant shall have the right to transfer Awards upon such Participant’s death either by the terms of such Participant’s will or under the laws of descent and distribution, subject to the limitations of Section 11, above. Notwithstanding the foregoing, the Administrator (in the form of an Award Agreement or otherwise) may permit Awards, other than incentive stock options within the meaning of Section 422 of the Code, to be transferred to members of the Participant’s immediate family, to trusts for the benefit of the Participant and/or such immediate family members, and to partnerships or other entities in which the Participant and/or such immediate family members own all the equity interests. For purposes of the preceding sentence, “immediate family” shall mean a Participant’s spouse, issue, and spouses of his issue.

13. Adjustments.

(a) In the event of any change in the outstanding Common Stock of the Company by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event, the Administrator may adjust proportionally (a) the number of shares of Common Stock reserved under the Plan and covered by outstanding Awards denominated in stock, and (b) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any other change affecting the Common Stock or any distribution (other than normal cash dividends) to holders of Common Stock, such adjustments as may be deemed equitable by the Administrator, including adjustments to avoid fractional shares, shall be made to give proper effect to such event.

(b) In the event of a merger or consolidation of the Company with another corporation in which the Company is not the survivor, or a sale or disposition by the Company of all or substantially all of its assets to another entity, an equivalent option or right applicable to the stock or other equity interests in the surviving or acquiring corporation or entity may be substituted for each outstanding Award in lieu of such Award, on such terms as are determined by the Administrator exercising its reasonable judgment. If an equivalent option or right is not so substituted for any outstanding Award, such Award shall become fully vested and exercisable and shall be exercisable for a period of fifteen (15) days from the date the Administrator gives written notice to the Participant stating that a substituted option or right will not be issued and that the Award is therefore fully vested and exercisable under this Section. If not exercised, the Award will terminate at the end of this fifteen-day period.

14. Notice. Any notice to the Company required by any of the provisions of the Plan shall be addressed to the President of the Company at the Company’s then principal office in writing, and shall become effective when it is received by his office.

15. Governing Law. The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Wisconsin, without giving effect to principles of conflicts of laws, and construed accordingly.

16. Effective and Termination Dates. The effective date of the Plan is November 22, 2000. No award shall be granted under the Plan after November 21, 2010.

17. Other Benefit and Compensation Programs. Payments and other benefits received by a Participant pursuant to an Award shall not be deemed a part of such Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement, unless the Administrator expressly determines otherwise.

18. No Service Rights. The Plan does not confer upon any Participant any right with respect to continuation of employment by the Company or its Subsidiaries or service on the Board, nor shall it interfere in any way with the right of the Company or its Subsidiaries to terminate any Participant’s employment or service on the Board at any time.

Amendment to 2000 Stock Option and Restricted Stock Plan

(the “Option Plan”)

Adopted and effective April 12, 2005

1.	Section 2, Definitions is amended by inserting therein the following:

“Preferred Stock” shall mean the authorized and issued or unissued Series E Preferred Stock of the Company.

2.	Section 4, Common Stock Available for Awards, is amended by deleting the heading and first sentence thereof and inserting in their place the following:

4. Common Stock and Preferred Stock Available for Awards. Subject to adjustment as provided in Section 13 hereof, the number of shares that may be issued under the Plan for Awards during the term of the Plan is 1,750,000 shares of Common Stock (not counting, for purposes of determining such maximum number of shares, Common Stock issued upon conversion of Series E Preferred Stock acquired pursuant to an Award) and 1,335,000 shares of Preferred Stock, all of which may be in the form of incentive stock options.

3.	The following provisions of the Option Plan are amended so that each reference therein to “Common Stock” instead shall be reference to “Common Stock or Preferred Stock as the case may be,” or to “Common Stock or Preferred Stock” as the context requires:

(i) Section 2, Definitions paragraphs (j), and (n); (ii) Section 8, Stock Option Exercise;

(iii) Section 9, Tax Withholding; and (iv) Section 13, Adjustments.